Exhibit 99.1
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
http://www.nii.com
Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com
Media Relations: Claudia E. Restrepo
(786) 251-7020
claudia.restrepo@nii.com
NII HOLDINGS ANNOUNCES STRONG RESULTS FOR THIRD QUARTER 2010
Company achieves record quarterly level of net additions
Company achieves record level of Operating Income Before Depreciation and Amortization
Company awarded spectrum license in Mexico
•	Net subscriber additions of 436,000

•	Consolidated operating revenues of $1.45 billion

•	Consolidated operating income before depreciation and amortization, or OIBDA, of $390 million

•	Consolidated operating income of $250 million and consolidated net income of $136 million, or $0.81 per basic share
RESTON, Va. — October 28, 2010 — NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the third quarter of 2010. During the quarter, the Company added 436,000 net subscribers to its network, bringing its ending subscriber base to nearly 8.6 million, a 32% increase in net additions compared to the third quarter of 2009 and a 22% increase in the ending subscriber base compared to the subscriber base at September 30, 2009. Financial results for the quarter included consolidated operating revenues of $1.45 billion, a 27% increase compared to the third quarter of 2009, and consolidated OIBDA of $390 million for the quarter, a 30% increase compared to the same period last year. For the third quarter of 2010, the Company generated consolidated operating income of $250 million and consolidated net income of $136 million, or $0.81 per basic share.
The Company continued to invest in the expansion of the coverage and capacity of its networks reporting consolidated third quarter 2010 capital expenditures of $176 million, of which $109 million was invested in Brazil and Mexico.

“We again delivered excellent results for the quarter highlighted by record levels for both subscriber growth and OIBDA during the period,” said Steve Dussek, NII Holdings’ Chief Executive Officer. “Our disciplined approach to profitable growth guided us through an economic downturn last year and is now enabling us to deliver outstanding results in 2010. Our efforts to improve the quality of our customer base and more stable economic environments in our markets helped us to achieve both excellent growth in our subscriber base and strong results for revenues and OIBDA. The strength of our business, combined with our differentiated approach to meeting our customers’ needs and our efforts to expand our market opportunities by adding 3G capabilities, position NII to pursue significant growth opportunities in the Latin American wireless marketplace,” he added.
NII Holdings’ consolidated average monthly service revenue per subscriber (ARPU) was $47 for the third quarter of 2010, an increase of $1 when compared to the same period last year due to higher customer usage and strengthening local currencies. The Company also reported churn of 1.64% for the third quarter, a 30 basis point improvement over the level reported for the same period last year. Consolidated cost per gross add, or CPGA, was $243 for the third quarter of 2010, down $25 compared to the third quarter of 2009.
The Company ended the quarter with approximately $2.9 billion in total long-term debt and $2.4 billion in consolidated cash and investments, resulting in net debt at the end of the quarter of approximately $544 million.
“Our continued focus on our key operating metrics coupled with our ability to attract and meet the needs of our high value customers drove impressive operational and financial results for the quarter, as we generated a 22% increase in our ending subscriber base and a 30% increase in OIBDA over the third quarter of last year” said Gokul Hemmady, NII’s Vice President and Chief Financial Officer. “We continue to capitalize on the tremendous opportunity that is available to us in our markets, and we believe that we are well positioned to generate strong growth and profitability as evidenced by the fact that we are trending ahead of our updated 2010 guidance announced in July,” he added.
In October 2010, Mexico’s Ministry of Communications and Transport granted and delivered a concession title for the use of 30 MHz in the AWS spectrum [1710-1770/2110-2170 MHz] to the Company’s Mexico subsidiary. The Company is currently investing in the development and deployment of a 3G network throughout Mexico utilizing this license and expects to launch the 3G network in certain markets in Mexico in the next 12 to 18 months.
In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII has presented consolidated OIBDA, ARPU, CPGA and Net Debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII’s third quarter 2010 results, visit the investor relations link at<http://www.nii.com>.
About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a leading provider of mobile communications for business customers in Latin America. NII Holdings, Inc. has operations in Mexico, Brazil, Argentina, Peru and Chile offering a fully integrated wireless communications tool with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio feature. NII Holdings, Inc., a

Fortune 500 company, trades on the NASDAQ market under the symbol NIHD and is a member of the NASDAQ 100 Index. Visit the Company’s website at <http://www.nii.com>.
Nextel, the Nextel logo, and Nextel Direct Connect are trademarks and/or service marks of Nextel Communications, Inc.
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words “estimate,” “project,” “forecast,” “intend,” “expect,” “believe,” “target,” “providing guidance” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage, customer growth and retention, pricing, operating costs, the timing of various events, the economic and regulatory environment and the foreign exchange rates that will prevail during 2010. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described from in NII Holdings’ Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(in millions, except per share amounts, and unaudited)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$3,857.7	$2,980.8	$1,359.4	$1,078.3
Digital handset and accessory revenues	223.5	181.8	86.7	64.1

	4,081.2	3,162.6	1,446.1	1,142.4

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	1,084.5	862.0	388.6	316.8
Cost of digital handset and accessory sales	521.0	472.7	166.1	161.7
Selling, general and administrative	1,396.3	1,015.9	501.6	363.9
Depreciation	380.0	289.0	132.2	106.1
Amortization	23.6	21.3	7.5	7.6

	3,405.4	2,660.9	1,196.0	956.1

Operating income	675.8	501.7	250.1	186.3

Other income (expense)
Interest expense	(262.5)	(145.3)	(83.5)	(58.6)
Interest income	23.8	19.7	9.9	3.3
Foreign currency transaction gains, net	27.4	101.3	28.4	45.1
Other (expense) income, net	(11.4)	4.3	(3.5)	(1.3)

	(222.7)	(20.0)	(48.7)	(11.5)

Income before income tax provision	453.1	481.7	201.4	174.8
Income tax provision	(192.8)	(159.8)	(65.1)	(57.8)

Net income	$260.3	$321.9	$136.3	$117.0

Net income per common share, basic	$1.55	$1.94	$0.81	$0.70

Net income per common share, diluted	$1.52	$1.91	$0.79	$0.69

Weighted average number of common shares outstanding, basic	167.8	165.9	168.6	166.1

Weighted average number of common shares outstanding, diluted	176.9	173.5	175.3	174.2

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30,	December 31,
	2010	2009
	(unaudited)
Cash and cash equivalents	$1,666.1	$2,504.1
Short-term investments	559.1	116.3
Accounts receivable, less allowance for doubtful accounts of $38.5 and $35.1	740.0	613.6
Property, plant and equipment, net	2,727.8	2,502.2
Intangible assets, net	408.8	337.2
Total assets	7,787.8	7,554.7
Long-term debt, including current portion	3,223.9	3,580.8
Total liabilities	4,606.7	4,807.9
Stockholders’ equity	3,181.1	2,746.8

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)
NII Holdings, Inc.
(subscribers in thousands)

	Three Months Ended
	September 30,
	2010	2009
Total digital subscribers (as of September 30)	8,591.4	7,037.5
Net subscriber additions	435.8	329.5
Churn (%)	1.64%	1.93%

Average monthly revenue per handset/unit in service (ARPU) (1)	$47	$46

Cost per gross add (CPGA) (1)	$243	$268
Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$1,494.0	$1,328.7	$503.3	$451.0
Digital handset and accessory revenues	69.7	58.1	26.8	19.8

	1,563.7	1,386.8	530.1	470.8

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	269.9	262.3	108.0	90.2
Cost of digital handset and accessory sales	303.9	267.2	103.0	87.9
Selling, general and administrative	417.9	359.0	136.3	121.3

Segment earnings	572.0	498.3	182.8	171.4
Management fee and other	78.8	23.8	31.4	7.9
Depreciation and amortization	142.2	123.9	46.8	43.0

Operating income	$351.0	$350.6	$104.6	$120.5

Total digital subscribers (as of September 30)			3,271.9	2,909.7
Net subscriber additions			87.1	74.8
Churn (%)			1.79%	2.24%

ARPU (1)			$45	$47

CPGA (1)			$385	$362

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$1,766.5	$1,103.4	$650.0	$445.9
Digital handset and accessory revenues	97.4	76.4	39.5	27.4

	1,863.9	1,179.8	689.5	473.3

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	599.9	400.2	209.2	160.4
Cost of digital handset and accessory sales	111.5	113.6	25.4	39.9
Selling, general and administrative	559.8	344.6	212.6	135.1

Segment earnings	592.7	321.4	242.3	137.9
Management fee and other	24.9	—	8.3	—
Depreciation and amortization	181.4	124.3	64.9	49.6

Operating income	$386.4	$197.1	$169.1	$88.3

Total digital subscribers (as of September 30)			3,112.6	2,290.9
Net subscriber additions			245.4	184.8
Churn (%)			1.36%	1.38%

ARPU (1)			$63	$58

CPGA (1)			$163	$220
Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$376.6	$361.5	$128.9	$117.9
Digital handset and accessory revenues	34.3	27.3	13.1	10.0

	410.9	388.8	142.0	127.9

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	131.6	129.8	44.0	42.0
Cost of digital handset and accessory sales	56.6	47.4	20.4	18.4
Selling, general and administrative	115.7	93.6	39.2	32.8

Segment earnings	107.0	118.0	38.4	34.7
Management fee and other	14.6	—	7.1	—
Depreciation and amortization	29.5	28.9	10.0	9.4

Operating income	$62.9	$89.1	$21.3	$25.3

Total digital subscribers (as of September 30)			1,117.4	1,003.7
Net subscriber additions			34.3	18.0
Churn (%)			1.58%	2.17%

ARPU (1)			$34	$34

CPGA (1)			$213	$220

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating revenues
Service and other revenues	$206.2	$178.3	$71.7	$60.0
Digital handset and accessory revenues	22.0	19.9	7.3	6.8

	228.2	198.2	79.0	66.8

Operating expenses
Cost of service (exclusive of depreciation and amortization included below)	74.5	64.5	24.4	22.1
Cost of digital handset and accessory sales	45.0	41.9	15.2	14.6
Selling, general and administrative	88.1	72.2	29.0	25.7

Segment earnings	20.6	19.6	10.4	4.4
Management fee and other	14.1	—	5.8	—
Depreciation and amortization	38.3	23.1	13.6	8.3

Operating loss	$(31.8)	$(3.5)	$(9.0)	$(3.9)

Total digital subscribers (as of September 30)			1,028.8	795.6
Net subscriber additions			62.9	47.7
Churn (%)			2.06%	2.03%

ARPU (1)			$22	$24

CPGA (1)			$150	$152

NON-GAAP RECONCILIATIONS
FOR THE NINE AND THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009
(UNAUDITED)
Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2010	2009
Consolidated operating income	$250.1	$186.3
Consolidated depreciation	132.2	106.1
Consolidated amortization	7.5	7.6

Consolidated operating income before depreciation and amortization	$389.8	$300.0

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):
NII Holdings, Inc.

	Three Months Ended
	September 30,
	2010	2009
Consolidated service and other revenues	$1,359.4	$1,078.3
Less: consolidated analog revenues	(0.5)	(0.5)
Less: consolidated other revenues	(171.7)	(126.9)

Total consolidated subscriber revenues	$1,187.2	$950.9

ARPU calculated with subscriber revenues	$47	$46

ARPU calculated with service and other revenues	$54	$52

Nextel Mexico

	Three Months Ended
	September 30,
	2010	2009
Service and other revenues	$503.3	$451.0
Less: analog revenues	(0.3)	(0.4)
Less: other revenues	(61.8)	(43.2)

Total subscriber revenues	$441.2	$407.4

ARPU calculated with subscriber revenues	$45	$47

ARPU calculated with service and other revenues	$52	$52

Nextel Brazil

	Three Months Ended
	September 30,
	2010	2009
Service and other revenues	$650.0	$445.9
Less: analog revenues	(0.1)	(0.1)
Less: other revenues	(85.3)	(61.2)

Total subscriber revenues	$564.6	$384.6

ARPU calculated with subscriber revenues	$63	$58

ARPU calculated with service and other revenues	$72	$68

Nextel Argentina

	Three Months Ended
	September 30,
	2010	2009
Service and other revenues	$128.9	$117.9
Less: other revenues	(18.2)	(16.9)

Total subscriber revenues	$110.7	$101.0

ARPU calculated with subscriber revenues	$34	$34

ARPU calculated with service and other revenues	$39	$40

Nextel Peru

	Three Months Ended
	September 30,
	2010	2009
Service and other revenues	$71.7	$60.0
Less: other revenues	(5.8)	(5.1)

Total subscriber revenues	$65.9	$54.9

ARPU calculated with subscriber revenues	$22	$24

ARPU calculated with service and other revenues	$24	$26

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):
NII Holdings, Inc. *

	Three Months Ended
	September 30,
	2010	2009
Consolidated digital handset and accessory revenues	$86.7	$64.1
Less: consolidated uninsured replacement revenues	(5.1)	(4.5)

Consolidated digital handset and accessory revenues, net	81.6	59.6
Less: consolidated cost of handset and accessory sales	166.1	161.7

Consolidated handset subsidy costs	84.5	102.1
Consolidated selling and marketing	169.3	133.1

Costs per statement of operations	253.8	235.2
Less: consolidated costs unrelated to initial customer acquisition	(47.7)	(40.0)

Customer acquisition costs	$206.1	$195.2

Cost per Gross Add	$243	$268

*	CPGA for the three months ended September 30, 2010 was reduced as the result of a $28 million tax credit we received in Brazil during the third quarter of 2010.
Nextel Mexico

	Three Months Ended
	September 30,
	2010	2009
Digital handset and accessory revenues	$26.8	$19.8
Less: uninsured replacement revenues	(2.4)	(2.3)

Digital handset and accessory revenues, net	24.4	17.5
Less: cost of handset and accessory sales	103.0	87.9

Handset subsidy costs	78.6	70.4
Selling and marketing	65.3	59.8

Costs per statement of operations	143.9	130.2
Less: costs unrelated to initial customer acquisition	(43.4)	(33.0)

Customer acquisition costs	$100.5	$97.2

Cost per Gross Add	$385	$362

Nextel Brazil *

	Three Months Ended
	September 30,
	2010	2009
Digital handset and accessory revenues	$39.5	$27.4
Less: uninsured replacement revenues	(2.7)	(2.3)

Digital handset and accessory revenues, net	36.8	25.1
Less: cost of handset and accessory sales	25.4	39.9

Handset subsidy costs	11.4	14.8
Selling and marketing	72.4	50.4

Costs per statement of operations	61.0	65.2
Less: costs unrelated to initial customer acquisition	(1.1)	(4.4)

Customer acquisition costs	$59.9	$60.8

Cost per Gross Add	$163	$220

*	CPGA for the three months ended September 30, 2010 was reduced as the result of a $28 million tax credit we received in Brazil during the third quarter of 2010.
Nextel Argentina

	Three Months Ended
	September 30,
	2010	2009
Digital handset and accessory revenues, net	$13.1	$10.0
Less: cost of handset and accessory sales	20.4	18.4

Handset subsidy costs	7.3	8.4
Selling and marketing	12.9	11.6

Costs per statement of operations	20.2	20.0
Less: costs unrelated to initial customer acquisition	(1.9)	(1.8)

Customer acquisition costs	$18.3	$18.2

Cost per Gross Add	$213	$220

Nextel Peru

	Three Months Ended
	September 30,
	2010	2009
Digital handset and accessory revenues, net	$7.3	$6.8
Less: cost of handset and accessory sales	15.2	14.6

Handset subsidy costs	7.9	7.8
Selling and marketing	12.1	7.5

Costs per statement of operations	20.0	15.3
Less: costs unrelated to initial customer acquisition	(1.2)	(0.9)

Customer acquisition costs	$18.8	$14.4

Cost per Gross Add	$150	$152

Net Debt
Net debt represents total long-term debt less cash, cash equivalents, short-term and long-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total long-term debt less cash and cash equivalents. In 2008, we added short-term investments to the items subtracted from long-term debt to calculate net debt because we concluded that our short-term investments were similar to cash and cash equivalents in terms of liquidity and should be used similarly in providing the assessment of our overall leverage in the net debt calculation. In the second quarter of 2010, we extended the permissible investment maturity dates for cash investments, which resulted in the classification of some of our cash investments as long term investments. As a result, we now include the cash in long-term investments to the items subtracted from long-term debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of September 30, 2010 can be calculated as follows (in millions):
NII Holdings, Inc.

Total long-term debt	$2,806.9
Add: reduction to long-term debt pursuant to implementation of FSP APB 14-1	66.2
Add: debt discounts	21.1
Less: cash and cash equivalents	(1,666.1)
Less: short-term investments	(559.1)
Less: long-term investments	(125.0)

Net debt	$544.0